EXHIBIT 1



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THIS DOCUMENT IS A SUPPLEMENTARY BIDDER'S STATEMENT TO THE BIDDER'S STATEMENT OF
BHP BILLITON LONSDALE INVESTMENTS PTY LTD ABN 75 004 346 972 (BHP BILLITON) (A MEMBER OF THE BHP BILLITON GROUP) DATED 21 MARCH 2005 (AS SUPPLEMENTED BY THE SUPPLEMENTARY BIDDER'S STATEMENTS DATED 13 MAY 2005 AND 26 MAY 2005) (BIDDER'S STATEMENT), GIVEN IN CONNECTION WITH BHP BILLITON'S OFFER (OFFER) TO ACQUIRE ALL ISSUED SHARES IN WMC RESOURCES LIMITED ABN 76 004 184 598 (WMC).

THIS SUPPLEMENTARY BIDDER'S STATEMENT MUST BE READ TOGETHER WITH THE BIDDER'S STATEMENT AND THE SUPPLEMENTARY BIDDER'S STATEMENTS DATED 13 MAY 2005 AND 26 MAY 2005. UNLESS THE CONTEXT OTHERWISE REQUIRES, TERMS DEFINED IN THE BIDDER'S STATEMENT HAVE THE SAME MEANING IN THIS SUPPLEMENTARY BIDDER'S STATEMENT. THIS SUPPLEMENTARY BIDDER'S STATEMENT WILL PREVAIL TO THE EXTENT OF ANY INCONSISTENCY WITH THE BIDDER'S STATEMENT.

A COPY OF THIS SUPPLEMENTARY BIDDER'S STATEMENT WAS LODGED WITH ASIC AND SENT TO WMC ON 2 JUNE 2005. NEITHER ASIC NOR ANY OF ITS OFFICERS TAKES ANY RESPONSIBILITY AS TO THE CONTENTS OF THIS SUPPLEMENTARY BIDDER'S STATEMENT.

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                                                        [BHP BILLITON LOGO]







                                                                2 June 2005

                 BHP BILLITON WILL ACCEPT FAXED ACCEPTANCE FORMS


FAXED ACCEPTANCE FORMS

BHP Billiton today announced to ASX that Acceptance Forms may be sent by fax to:

         Computershare Investor Services Pty Limited

         Within Australia:                               From outside Australia:

         (03) 9473 2529                                  + 61 3 9473 2529
         (03) 9473 2500                                  + 61 3 9473 2500

Acceptance Forms sent in this manner will be treated as valid if:

(a) the Acceptance Form is completed and signed in accordance with the Offer and the instructions on the Acceptance Form, and is sent together with all other documents required by the instructions on it; and

(b) the facsimile transmission is received (evidenced by a confirmation of successful transmission) before the end of the Offer Period.

Where an Acceptance Form is sent by fax, the original Acceptance Form (including any documents required by the instructions on the Acceptance Form) MUST STILL BE MAILED OR DELIVERED IN ACCORDANCE WITH THE INSTRUCTIONS ON THE ACCEPTANCE FORM, and (subject to clause 6 of the Offer) BHP Billiton will not be obliged to give the consideration until it receives all those documents.

ACCEPTANCE FACILITY FORMS

As previously announced by BHP Billiton, an Acceptance Facility which is open to certain "professional investors" (as defined in the Corporations Act) who own at least 100,000 WMC shares has been established by Merrill Lynch Equities (Australia) Limited. Details of the Acceptance Facility are set out in BHP Billiton's supplementary bidder's statement dated 13 May 2005.

To assist eligible shareholders to use the Acceptance Facility, BHP Billiton has attached to this Supplementary Bidder's Statement an Appointment of Facility Operator form (Attachment A). To use the Acceptance Facility, eligible shareholders must send a duly completed and executed Appointment of Facility Operator form, together with the accompanying documents referred to in that form, to:

Attention:        Michael Gregory
Address:          Merrill Lynch Equities (Australia) Limited
                  Level 39, 120 Collins Street
                  Melbourne Victoria 3000
Fax:              + 61 3 9659 2831
Email:            michael_gregory@ml.com



FURTHER INFORMATION

For further information in relation to the matters set out in this Supplementary Bidder's Statement, WMC shareholders can contact the BHP Billiton Offer information line on 1300 365 849 (from within Australia) or +61 3 9415 4254 (if calling from outside Australia). Callers from the United States should contact MacKenzie Partners, Inc. on (212) 929 5500 (call collect) or (800) 322 2885 (toll free).

                                      * * *


SIGNED on behalf of BHP Billiton Lonsdale Investments Pty Ltd by Ross Edwin Mallett, being a secretary of BHP Billiton Lonsdale Investments Pty Ltd who is authorised to sign by a resolution passed at a meeting of the directors of BHP Billiton Lonsdale Investments Pty Ltd.



Ross Mallett
Company Secretary


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FURTHER INFORMATION FOR U.S. HOLDERS
BHP Billiton has filed the Bidder's Statement, as supplemented from time to time, with the U.S. Securities and Exchange Commission (SEC) under cover of Form CB. Investors and holders of WMC securities are strongly advised to read the Bidder's Statement and any other relevant documents filed with the SEC, as well as any amendments and supplements to those documents, because they will contain important information. Investors and holders of WMC securities may obtain free copies of the informational document (when available) as well as other relevant documents filed with the SEC, at the SEC's website at www.sec.gov. WMC has issued a target's statement in connection with the offer which investors and holders of WMC securities are strongly advised to read.

This communication is for information purposes only. It shall not constitute an offer to purchase, sell or exchange or the solicitation of any offer to purchase, sell or exchange any securities of WMC. The distribution of this communication may, in some countries, be restricted by law or regulation. Accordingly, persons who come into possession of this document should inform themselves of and observe these restrictions.
--------------------------------------------------------------------------------

                                  ATTACHMENT A

                            ACCEPTANCE FACILITY FORMS

TO:

Attention:        Michael Gregory
Position:         Associate
Address:          Merrill Lynch Equities (Australia) Limited
                  Level 39, 120 Collins Street
                  Melbourne Victoria 3000
Fax:              +61 3 9659 2831
Email:            michael_gregory@ml.com

APPOINTMENT OF FACILITY OPERATOR

We refer to the off-market takeover offer (OFFER) by BHP Billiton Lonsdale Investments Pty Ltd (BHP BILLITON) (a member of the BHP Billiton Group) for all of the issued ordinary shares in WMC Resources Ltd.

On the provision to Merrill Lynch Equities (Australia) Limited ACN 006 276 795 (FACILITY OPERATOR) of:

1.   this duly completed and executed Appointment of Facility Operator form; and

2. a duly completed and executed acceptance form and/or a duly completed and executed direction (substantially in the form attached as Annexure 1 (1)) to the Shareholder's custodian specified below to accept the Offer (as appropriate), in respect of all of the Shareholder's WMC Resources shares, the shareholder specified below (SHAREHOLDER) appoints the Facility Operator to hold the acceptance form and/or custodian direction referred to in paragraph 2 as acceptance collection agent only (with powers limited to those in the exceptions to the definition of "relevant interest" in sub-sections 609(2) and 609(3) of the CORPORATIONS ACT 2001), subject to the terms attached to this form.

SHAREHOLDER DETAILS:

Shareholder's legal name
                                ------------------------------------------------

Number of WMC Resources shares
presently held by Shareholder            [Note: must be at least 100,000 shares]
                                ------------------------------------------------

Shareholder contact person
                                ------------------------------------------------
Address
                                ------------------------------------------------
Telephone number                  (        )
                                ------------------------------------------------
Fax number                        (        )
                                ------------------------------------------------
------------------
1 Unless otherwise agreed to in writing by the Facility Operator.

Email address
                                ------------------------------------------------
SIGNED FOR AND ON BEHALF OF:
                                ------------------------------------------------
Shareholder Name:
                                ------------------------------------------------
ABN / ACN (where applicable)
                                ------------------------------------------------
Address
                                ------------------------------------------------


SIGNATURE:
                                ------------------------------------------------
Name:
                                ------------------------------------------------
Title:
                                ------------------------------------------------
Date:
                                ------------------------------------------------

TERMS OF APPOINTMENT

1. The Facility Operator will hold any duly completed and executed acceptance form (ACCEPTANCE FORM) and/or a duly completed and executed direction to the Shareholder's custodian (CUSTODIAN) to accept the Offer (CUSTODIAN DIRECTION) (as appropriate) in respect of all of the Shareholder's WMC Resources shares as acceptance collection agent only (with powers limited to those within the exceptions to the definition of relevant interest in sub-sections 609(2) and 609(3) of the Corporations Act). All acceptance forms and custodian directions delivered by WMC Resources shareholders to the Facility Operator (INSTRUCTIONS) will not constitute acceptances of the Offer whilst they are held by the Facility Operator.

2. The Facility Operator will deliver the Acceptance Form in accordance with the instructions for delivery set out on the Acceptance Form and/or deliver the Custodian Direction to the Custodian when (and not before) it receives written confirmation from BHP Billiton (in the form attached as Annexure 2) (CONFIRMATION LETTER) that:

     (a) BHP Billiton has declared the Offer free from all conditions that have not been fulfilled; or

     (b) BHP Billiton will declare the Offer free from all conditions that have not been fulfilled (DECLARATION), once all of the Instructions are validly processed or implemented (as appropriate).

     If a Confirmation Letter is provided in accordance with paragraph (b), BHP Billiton reserves the right to make a Declaration before the processing or implementation of the Instructions is complete. BHP Billiton will use reasonable endeavours to ensure that the Instructions are processed or implemented as soon as practicable.

3. BHP Billiton has reserved the right to declare the Offer to be free from all conditions at any time (subject to the Corporations Act) irrespective of the number of acceptances held by BHP Billiton, or the number of Instructions held by the Facility Operator. However, BHP Billiton has stated that it will not provide a Confirmation Letter to the Facility Operator unless the Confirmation Precondition has been satisfied. For this purpose, the Confirmation Precondition is that the sum of the number of WMC Resources Shares in which BHP Billiton has a relevant interest at the relevant time, plus the number of WMC Resources Shares in respect of which Instructions have been received, as advised by the Facility Operator to BHP Billiton, exceeds 50% of the number of WMC Resources Shares on issue at that time. Satisfaction of the Confirmation Precondition does not oblige BHP Billiton to give the Confirmation Letter.

4. Before 8:30am (Melbourne time) each business day, BHP Billiton will be informed by the Facility Operator of the number of WMC Resources shares the subject of Instructions held in the acceptance collection facility described in this Appointment of Facility Operator as at 7:30pm on the previous business day, with the expectation that BHP Billiton will release this information to Australian Stock Exchange Limited in conjunction with its substantial holding notices in response to Offer acceptances. In addition, Facility Operator will inform BHP Billiton as soon as practicable of any withdrawals of any Instructions under paragraph 5 below. It is anticipated that the notices will be provided on the business day following a movement of 1% in the aggregate of BHP Billiton's voting power and the voting power attaching to WMC Resources shares subject to the facility.

5. Until the Facility Operator receives the Confirmation Letter from BHP Billiton, the Shareholder will retain all rights in relation to and full control over its WMC Resources shares and can withdraw its Acceptance Form and/or Custodian Direction by advising the Facility Operator in writing at any time.

6. The Appointment of the Facility Operator form and enclosures may be provided to the Facility Operator by email or fax. If they are so provided, the original documents should also be couriered to the Facility Operator immediately upon sending the email or fax. The Facility Operator reserves the right to act on documents emailed or faxed to the Facility Operator.

7.   The Shareholder warrants that:

     (a) if the Shareholder has enclosed an Acceptance Form, the Acceptance Form will enable BHP Billiton to acquire good title to, and beneficial ownership free from all encumbrances of, the WMC Resources shares that are specified in the box at the top right of the front page of the Acceptance Form (and any additional WMC Resources shares specified in an Acquisition Notice under paragraph (e) below);

     (b) if the Shareholder has enclosed a Custodian Direction, on the Custodian acting in accordance with the Custodian Direction and accepting the Offer, BHP Billiton will acquire good title to, and beneficial ownership free from all encumbrances of, the WMC Resources shares that are specified in the Custodian Direction;

     (c) the Shareholder has authority to enter into the arrangements and provide the warranties the subject of this Appointment of the Facility Operator with respect to the WMC Resources shares that are specified in the Acceptance Form, Acquisition Notice under paragraph (e) below and/or Custodian Direction (SHAREHOLDER'S SHARES);

     (d) in respect of the Acceptance Form, the Acceptance Form has been duly completed and executed, and, in respect of the Custodian Direction, the Custodian Direction has been duly completed and executed, and when delivered to the Custodian, will require the Custodian to immediately accept the Offer for the Shareholder's Shares;

     (e) if the Shareholder has enclosed an Acceptance Form with this Appointment of Facility Operator and additional WMC Resources shares are registered in the holding which is the subject of that Acceptance Form, the Shareholder:

          (i) will notify the Facility Operator of the additional number of WMC Resources shares acquired in writing (ACQUISITION NOTICE) within 24 hours; and

          (ii) acknowledge that the additional WMC Resources shares specified in the Acquisition Notice are also subject to that Acceptance Form;

     (f) the Shareholder will give the Facility Operator prior written notice in accordance with paragraph 5 above (which must be given prior to receipt by the Facility Operator of the Confirmation Letter) revoking the instructions in this Appointment of Facility Operator if the Shareholder decides to dispose of, encumber or otherwise create any third party interest whatsoever in respect of any of the Shareholder's Shares or, where the Shareholder's Shares are held by the Custodian, the Custodian is changed or the Shareholder becomes the legal owner of the Shareholder's Shares; and

     (g) the Shareholder falls within the meaning of "professional investor" (as defined in the Corporations Act) and owns at least 100,000 shares in WMC Resources.

8. The Shareholder acknowledges that the Facility Operator does not have any duties, obligations, rights or powers in relation to the arrangement created by this Appointment of the Facility Operator or the Shareholder's Shares other than as set out in this Appointment of the Facility Operator and that nothing in the arrangement described in this Appointment of the Facility Operator creates in the Facility Operator a relevant interest, or legal or equitable interest, or association between the Facility Operator and the Shareholder in, or in relation to, any of the Shareholder's Shares.

9. The Shareholder acknowledges that the Facility Operator does not accept, and the Shareholder releases the Facility Operator from, any responsibility for ensuring that:

     (a)  the Confirmation Letter is delivered;

     (b) the Confirmation Letter is delivered in time to accept the Offer in respect of the Shareholder's Shares;

     (c)  the Confirmation Letter is correct; or

     (d)  BHP Billiton acts in accordance with the Confirmation Letter.

10.  The Shareholder acknowledges that the Facility Operator:

     (a) does not accept, and the Shareholder releases the Facility Operator from, any responsibility if there is any defect in completion, execution or implementation by the Facility Operator or by the Custodian of the acceptance, which would render it ineligible for acceptance;

     (b)  does not represent or warrant that the conditions set out in section
          5.1 of BHP Billiton's bidder's statement dated 21 March 2005, as supplemented, will be satisfied or waived or that they will be satisfied or waived at any particular level of acceptances under the Offer;

     (c) must act in accordance with this Appointment of Facility Operator and the Confirmation Letter irrespective of the status of the Offer or the number of Instructions held by the Facility Operator; and

     (d) will rely on the warranties in paragraph 7 above, including when informing BHP Billiton under paragraph 4 above of the number of WMC Resources shares which are the subject of Instructions held by the Facility Operator.

11. The Facility Operator must promptly destroy all Instructions received from the Shareholder if:

     (a)  the Facility is terminated; or

     (b) BHP Billiton declares the Offer free of all conditions before the Confirmation Precondition is satisfied.

                        ANNEXURE 1 - CUSTODIAN DIRECTION


TO:
CUSTODIAN'S LEGAL NAME                                               (CUSTODIAN)
                                      ------------------------------------------

Custodian contact person
                                      ------------------------------------------

Address
                                      ------------------------------------------

                                      ------------------------------------------


Phone number                          (        )
                                      ------------------------------------------

Fax number                            (        )
                                      ------------------------------------------

Email address
                                      ------------------------------------------

                                      ------------------------------------------


FROM:
SHAREHOLDER'S LEGAL NAME                                           (SHAREHOLDER)
                                      ------------------------------------------


URGENT DIRECTIONS CONCERNING WMC RESOURCES SHARES HELD ON BEHALF OF THE SHAREHOLDER


We refer to the _____________ ordinary shares(1) (OUR WMC RESOURCES SHARES) in WMC Resources Ltd held by the Custodian on our behalf pursuant to the following custodial arrangements(2):
--------------------------------------------------------------------------------
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Our WMC Resources Shares are identified by(3):__________________________________
-------------------------------------------------------------------------

BHP Billiton Lonsdale Investments Pty Ltd (BHP BILLITON) (a member of the BHP Billiton Group) has made an off-market bid (BID) for all of the issued ordinary shares in WMC Resources.

We have provided Merrill Lynch Equities (Australia) Limited with this signed letter, and specific instructions concerning the time at which it is to be provided to you.

Upon receipt of this letter, we hereby irrevocably direct you to immediately, without further reference to us, take all steps necessary to accept the Bid in relation to all of Our WMC Resources Shares that you hold on our behalf, whether by providing a validly completed acceptance form to BHP Billiton or by initiating acceptance of the Bid through CHESS.


--------------------------
(1) Insert number of ordinary shares.
(2) Insert details of custodial arrangements if appropriate.
(3) Insert any relevant identifying information.

Signed for and on behalf of the Shareholder by a representative of the Shareholder who has the power to duly authorise that these directions be given to the Custodian.

--------------------------
Name:
Capacity:
Date:

                        ANNEXURE 2 - CONFIRMATION LETTER


To:      Merrill Lynch Equities (Australia) Limited (MERRILL LYNCH)

Date:      [#]
           [MERRILL LYNCH MUST RECEIVE THIS LETTER PRIOR TO THE END OF THE OFFER
                PERIOD].

We refer to the bidder's statement dated 21 March 2005 by BHP Billiton Lonsdale Investments Pty Ltd (BHP BILLITON) (a member of the BHP Billiton Group) in relation to its off-market bid for all of the issued ordinary shares in WMC Resources Ltd (WMC RESOURCES) (as supplemented) (BIDDER'S STATEMENT).

You have informed us that you hold a number of completed acceptance forms and custodian directions (INSTRUCTIONS) from certain WMC Resources shareholders in accordance with terms specified in Appointment of Facility Operator documents.

We confirm that:

(a) *[BHP Billiton has declared the Offer free from all conditions that have not been fulfilled] / or

(b) *[BHP Billiton will declare the Offer free from all conditions that have not been fulfilled (DECLARATION) once all of the delivered Instructions are validly processed or implemented (as appropriate).

BHP Billiton reserves the right to make a Declaration before the processing or implementation of the Instructions is complete and will use reasonable endeavours to ensure that the Instructions are processed or implemented as soon as practicable.]

We confirm that the Confirmation Precondition has been satisfied. For this purpose, the Confirmation Precondition is that the sum of the number of WMC Resources Shares in which BHP Billiton has a relevant interest as at the date of this letter, plus the number of WMC Resources Shares in respect of which Instructions have been received, as advised by Merrill Lynch to BHP Billiton, exceeds 50% of the number of WMC Resources Shares on issue as at the date of this letter.

We understand that as soon as practicable after the delivery of this letter to you, you will deliver the Acceptance Forms in accordance with the instructions set out on the Acceptance Forms and will deliver the custodian directions to the custodians.

We will indemnify Merrill Lynch against any claim, action, damage, loss, liability or cost suffered, paid or incurred by Merrill Lynch (including all legal costs) in respect of action contemplated above being taken by Merrill Lynch as a result of it relying on the contents of this letter.

Yours faithfully




-------------------------------------------------
Signed for and on behalf of BHP Billiton



-------------------------------
* Delete as appropriate